Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 28, 2006, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-132550) and related Prospectus of CommVault Systems, Inc.
/s/ Ernst & Young LLP
MetroPark, New Jersey
August 2, 2006